Exhibit 10.2

Exclusive Call Option Agreement

This Exclusive Call Option Agreement (“the Agreement”) is made as of __November 8_, 2019 in Changzhou, China by and among:

Party A:	Changzhou Jiekai New Energy Technology Co., Ltd. a wholly foreign-owned company established and validly existing under the laws of China, with its address at Room A507, Science and Technology Industry Building, Jiangsu Research Institute, Dalian University of Technology, Changzhou Science and Education Town, No. 18, Changwu Central Road, Wujin District, Changzhou;

Party B	(including the following parties who are Party C’s shareholders):

No.	Shareholder	ID Card Number/Unified Social Credit Code	Address	Ratio of Shareholding
1	Ye Jianhui	441623198708162758	No. 5 Shuikou Team, Dongkeng Village, Longjie Town, Lianping County, Guangdong Province	28.716%
2	Chen Henglong	320402196304045010	Room 201, Unit C, Building 177, Cuizhu New Village, Tianning District, Changzhou City, Jiangsu Province	15.907%

3	Xinyu Xingcaitong Growth 2 Investment Partnership, LLP	91360502MA36UM6181	Room 906, New Economic Building, No. 21 Kangtai Road, Yushui District, Xinyu City, Jiangxi Province	9.930%
4	Xinyu Xingcaitong Growth 1 Investment Partnership, LLP	91360502MA3644DE89	Room 201, No. 42 North Laodong Road, Yushui District, Xinyu City, Jiangxi Province	6.876%
5	Yao Ting	32118219820626002X	Room 301, Building 9, Lijing Garden, Yangzhong City, Jiangsu Province	6.710%
6	Xu Huajian	330106196602194015	Room 1502, Unit 3, Building 13, Wenjin Yuan, Xihu District, Hangzhou City	6.000%
7	Jin Peiyao	310110198302081043	Room 602, No. 1 Lane 138, Nandan Road, Xuhui District, Shanghai City	5.059%

8	Hu Wenbin	320421197403044738	Room 102, Building 79-11, Qingliang New Village, Tianning District, Changzhou City, Jiangsu Province	4.800%
9	Zhong Lina	330381198304191422	No. 52 South Xunhe Road, Baotian, Tangxia Town, Ruian City, Zhejiang Province	4.500%
10	Lu Xiaohai	332602197609065812	No. 3-15 Fangjialong Village, Datian Street, Linhai City, Zhejiang Province	4.180%
11	Liu Yihan	320483199905045229	No. 10 Dafentou, Xiliutang Village, Hengshanqiao Town, Wujin District, Changzhou City, Jiangsu Province	4.000%
12	Xie Yanhong	332602197905261009	No. 2-6 Badie Village, Yongfeng Town, Linhai City, Zhejiang Province	1.821%

13	Chen Yanwen	34230119621023106X	Room 201, Building 1, No. 22 Nongke Alley, Langya District, Chuzhou City, Anhui Province	1.500%

Party C:	Jiangsu Baozhe Electric Technologies Co., Ltd., a limited liability company established and validly existing under the laws of China, with its address at Room A508, Science and Technology Industry Building, Jiangsu Research Institute, Dalian University of Technology, Changzhou Science and Education Town, No. 18, Changwu Central Road, Wujin District, Changzhou.

Party A, Party B and Party C are collectively referred to as the “Parties”, and each a “Party”.

Whereas:

1)	Subject to PRC Laws, Party B is willing to transfer all equity interests it holds in Party C to Party A and Party A is willing to accept such transfer. Party C agrees that Party B may grant the Equity Option to Party A in accordance with the provisions of the Agreement;

2)	Subject to PRC Laws, Party C is willing to transfer its Corporate Assets to Party A and Party A is willing to accept such transfer. Party B agrees that Party C may grant the Asset Option to Party A in accordance with the provisions of the Agreement;

3)	For the purpose of the equity transfer and asset transfer mentioned above, Party B and Party C irrevocably grant exclusive and unconditional Equity Option and Asset Option respectively to Party A. Subject to such Equity Option and Asset Option, Party B or Party C shall, upon Party A’s request and to the extent permitted by PRC Laws, transfer Party C’s equity interests or assets to Party A.

NOW THEREFORE, after consultation, the Parties agree as follows:

1.	Definition

Unless the context otherwise requires herein, for the purpose of the Agreement, the following terms shall have the following meanings:

“Asset Option” refers to Party A’s right to purchase any of Party C’s assets hereunder.

“Business Permit” refers to the approval, permit, filing, registration and other materials obtained by Party C in order to legally and validly operate its business, including without limitation business license and other permits and certificates required by PRC Laws.

“Corporate Assets” refers to all tangible and intangible assets (such as trademark, copyright, patent, know-how, domain name, right to use software and other intellectual property rights) that Party C has or is entitled to dispose of during the term of the Agreement.

“Party C’s Registered Capital” refers to Party C’s registered capital as of the date hereof and Party C’s additional registered capital raised in any form of capital increase during the term of the Agreement.

“Control” refers to the ownership of the right or power (whether exercised or not) to administer the business operation, management and rules and regulations of another Person, whether through the ownership of voting equities, in contract or otherwise. However, it may be inferred that a Person has the right or power mentioned above if such Person holds the interest in more than 50% of voting equities, or is able to control the votes of more than 50% of voting equities, or is able to control the composition of the majority of the board of directors.

“Encumbrance”, for the purpose of the Agreement, refers to any legal restriction on or third-party right or interest of any kind in any property, including without limitation lien, pledge, guarantee, third-party right and claim, voting proxy, voting trust or similar arrangement, title defect, title retention agreement, option, restrictive covenant, transfer restriction, right of first refusal or preemptive right, or any similar interest, or other legal restriction of any nature.

“Equity Option” refers to Party A’s right to purchase any of the Corporate Equity hereunder.

“Exercise” refers to Party A’s exercise of the Equity Option or Asset Option.

“Material Assets” refers to assets which have a book value of RMB300,000 or more or which may have a material effect on the business operation of any Party.

“Material Agreement”, in respect of Party C, refers to any agreement to which Party C is a party and which has a material effect on Party C’s business or assets, including without limitation the Exclusive Management Consulting and Technical Service Agreement between Party C and Party A dated the date hereof and the supplementary agreement thereto.

“Corporate Equity” refers to equity interests held by Party B in Party C.

“Transferee” refers to Party A or a Person designated by Party A who shall be: 1) a direct or indirect shareholder of Party A (as of the exercise of the Equity Option or Asset Option); or 2) a director of Party A or of a direct or indirect shareholder of Party A and a PRC citizen (as of the exercise of the Equity Option).

“Person” includes individuals, companies, partnerships, individual proprietorship enterprises and other enterprises and entities.

“PRC” refers to the People’s Republic of China and for the purpose of the Agreement excludes Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region.

“PRC Laws” refers to the laws, administrative regulations, administrative rules, local laws, judicial interpretations and other binding normative documents of law currently in force in PRC, whether coming into force before or after the execution of the Agreement.

“Subsidiary”, in respect of a Person, refers to another Person controlled directly or indirectly by such Person.

“Equity” refers to all or part of Corporate Equity which Party A requires Party B to transfer to the Transferee when exercising the Equity Option in accordance with Section 3 hereof, with the specific amount to be solely determined by Party A in accordance with PRC Laws and commercial considerations.

“Assets” refers to all or part of Corporate Assets which Party A requires Party B to transfer to the Transferee when exercising the Asset Option in accordance with Section 3 hereof, to be solely determined by Party A in accordance with PRC Laws and commercial considerations.

“Transfer Price” refers to all considerations that the Transferee shall pay to Party B or Party C in order to acquire the Equity or Assets.

2.	Grant of Equity Option or Asset Option

2.1	Party B agrees to grant Party A an irrevocable, unconditional and exclusive Equity Option. Subject to such Equity Option, Party A shall have the right to require Party B to transfer the Corporate Equity to the Transferee in accordance with the Agreement to the extent permitted by laws. Party A also agrees to accept such right to transfer equity. No third party other than the Transferee shall have an option on, or other rights relating to, the Corporate Equity.

2.2	Party C agrees that Party B may grant the Equity Option to Party A in accordance with the provisions of the Agreement.

2.3	Party C shall grant Party A an irrevocable, unconditional and exclusive Asset Option. Subject to such Asset Option, Party A shall have the right to require Party C to transfer the Corporate Assets to the Transferee in accordance with the Agreement to the extent permitted by laws. Party A also agrees to accept such right to transfer assets. No third party other than the Transferee shall have an option on, or other rights relating to, the Corporate Assets.

2.4	Party B agrees that Party C may grant the Asset Option to Party A in accordance with the provisions of the Agreement.

3.	Way of Exercise

3.1	Party A shall, to the extent permitted by PRC Laws, decide at its absolute discretion the specific time, mode and number of times of Exercise.

3.2	Party A shall, to the extent permitted by PRC Laws, be entitled to require Party B to transfer the Corporate Equity to the Transferee at any time.

3.3	Party A shall, to the extent permitted by PRC Laws, be entitled to require Party C to transfer the Corporate Assets to the Transferee at any time.

3.4	With regard to the Equity Option, Party A shall, upon each Exercise, have the right to solely decide the amount of Equity to be transferred by Party B to the Transferee. Party B shall transfer the Equity to the Transferee in such amount as required by Party A . The Transferee shall, upon any Exercise, pay the applicable Transfer Price to Party B who transfers the Equity.

3.5	With regard to the Asset Option, Party A shall, upon each Exercise, have the right to solely decide the Assets to be transferred by Party C to the Transferee. Party C shall transfer the Assets to the Transferee as required by Party A. The Transferee shall, upon any Exercise, pay the applicable Transfer Price to Party C.

3.6	Party A may, upon each Exercise, accept by itself or through a third party designated by it the transfer of the Equities or Assets in whole or in part.

3.7	Prior to each Exercise, Party A shall give Party B or Party C a notice of exercise of the Equity Option or Asset Option (“Exercise Notice”, in a form as set forth in Annex 1 or 2). Party B or Party C shall transfer the Equity or Assets to the Transferee in accordance with the provisions of the Agreement and as required by the Exercise Notice within 5 working days after its receipt of the Exercise Notice or any other period of time required by the Transferee.

4.	Transfer Price

4.1	Upon each exercise of the Equity Option, the Transferee shall pay Party B a Transfer Price equal to the lower of: 1) the amount actually paid by Party B to Party C for equity interests purchased; and 2) the minimum price allowed by PRC Laws.

4.2	Upon each exercise of the Asset Option, the Transferee shall pay Party C a Transfer Price equal to the lower of: 1) the net book value of assets purchased; and 2) the minimum price allowed by PRC Laws.

5.	Representations and Warranties

5.1	Party B hereby severally and jointly represents and warrants:

5.1.1	Each of Party B is a PRC citizen having full capacity for civil conduct, has the full and independent legal status and capacity to execute and perform the Agreement, and is qualified to independently bring a lawsuit.

5.1.2	Party C, as a limited liability company established and validly existing in accordance with PRC Laws, has independent corporate capacity and the capacity and authority to execute and perform the Agreement, and is qualified to independently bring a lawsuit.

5.1.3	Party B has sufficient power and full authority to execute and perform the Agreement and other documents to be executed hereunder, and also has sufficient capacity and authority to consummate transactions contemplated hereby.

5.1.4	The Agreement is lawfully and validly executed by Party B and constitutes the lawful, valid, binding and enforceable obligation of Party B in accordance with its terms.

5.1.5	Party B is the lawful owner of the Corporate Equity. Except the rights created in the Equity Pledge Agreement and the Agreement on Entrustment of Voting Rights of Shareholder between Party C, Party A and Party B dated the date hereof, Party B creates no other Encumbrance on the Corporate Equity and pledges, assigns or transfers none of its interests in the Corporate Equity to any third party. After the exercise of the Equity Option, the Transferee will acquire the full right on the Equity free of any Encumbrance.

5.1.6	No other Encumbrance is created on the Corporate Assets. After the exercise of the Asset Option, the Transferee will acquire the full right on the Assets free of any Encumbrance.

5.1.7	The execution and performance of the Agreement or any agreement relating to the Agreement will not:

(i)	violate any of PRC Laws;

(ii)	conflict with the articles of association or other constitutive documents of Party C;

(iii)	breach any contract or document to which it is a party or which is binding upon it;

(iv)	be in breach of any condition of grant or maintenance of any permit or approval issued to any Party; or

(v)	result in the suspension or cancellation of, or the imposition of any condition on, any permit or approval issued to any Party.

5.1.8	Party C is presently subject to no pending or threatened litigation, arbitration, tax or administrative investigation or penalty relating to the Corporate Equity or Corporate Assets or to Party C, and to no pending or threatened litigation, judicial proceeding, tax dispute, arbitration claim, or appeal to any government department which may have a negative effect on Party C’s financial condition or ability to perform its obligations hereunder.

5.2	Party C hereby represents and undertakes:

5.2.1	Party C, as a limited liability company established and validly existing in accordance with PRC Laws, has independent corporate capacity and the capacity and qualification to execute and perform the Agreement, and is qualified to independently bring a lawsuit.

5.2.2	Party C has sufficient power and full authority to execute and perform the Agreement and other documents to be executed hereunder. Party C has sufficient power and authority to consummate transactions contemplated hereby.

5.2.3	The Agreement is lawfully and validly executed by Party C. The Agreement constitutes the lawful, valid, binding and enforceable obligation of Party C in accordance with its terms.

5.2.4	No other Encumbrance is created on the Corporate Assets. After the exercise of the Asset Option, there is no Encumbrance on the Assets.

5.2.5	The execution and performance of the Agreement or any agreement relating to the Agreement will not:

(i)	violate any of PRC Laws;

(ii)	conflict with the articles of association or other constitutive documents of Party C;

(iii)	breach any contract or document to which it is a party or which is binding upon it;

(iv)	be in breach of any condition of grant or maintenance of any permit or approval issued to it; or

(v)	result in the suspension or cancellation of, or the imposition of any condition on, any permit or approval issued to it.

5.2.6	Party C has no outstanding liabilities other than those incurred in its ordinary course of business.

5.2.7	Party C is presently subject to no pending or threatened litigation, arbitration, tax or administrative investigation or penalty relating to the Corporate Equities or Corporate Assets or to Party C, and to no pending or threatened litigation, judicial proceeding, tax dispute, arbitration claim, or appeal to any government department which may have a negative effect on Party C’s financial condition or ability to perform its obligations hereunder.

5.3	Party A hereby represents and undertakes:

5.3.1	Party A, as a wholly foreign-owned enterprise established and validly existing in accordance with PRC Laws, has independent corporate capacity and the capacity and qualification to execute and perform the Agreement, and is qualified to independently bring a lawsuit.

5.3.2	Party A has sufficient power and full authority to execute and perform the Agreement and other documents to be executed hereunder. Party C has sufficient power and authority to consummate transactions contemplated hereby.

5.3.3	The Agreement is lawfully and validly executed by Party A. The Agreement constitutes the lawful, valid, binding and enforceable obligation of Party A in accordance with its terms.

6.	Party B’s Undertakings

Each of Party B hereby undertakes:

6.1	During the term of the Agreement, without Party A’s prior written consent, Party B shall not:

6.1.1	transfer or otherwise dispose of the Corporate Equity, nor create any Encumbrance on the Corporate Equity;

6.1.2	increase or reduce Party C’s Registered Capital, nor change the structure of Party C’s Registered Capital, nor procure or allow the division, or merger with any other entity, of Party C;

6.1.3	dispose of or cause Party C’s management to dispose of Material Assets (except in the daily course of business), nor create any Encumbrance on any Material Assets;

6.1.4	terminate or cause Party C’s management to terminate any Material Agreement executed by Party C, nor execute any other agreement that conflicts with any of the existing Material Agreements;

6.1.5	appoint, dismiss or replace any director, supervisor or management member of Party C who shall be appointed or dismissed by Party B.

6.1.6	procure Party C to distribute or actually distribute any distributable profit, bonus or dividend;

6.1.7	procure or allow the termination, liquidation or dissolution of Party C;

6.1.8	terminate, liquidate or dissolve Party C or otherwise impair or threaten to impair the valid existence of Party C, nor violate normal financial and commercial standards and practices;

6.1.9	modify Party C’s articles of association;

6.1.10	cause or allow Party C to merge or combine with any Person or to acquire or invest in any Person;

6.1.11	cause or allow Party C to lend or borrow any money, or to provide any guarantee or engage in any guarantee activities in any form, or to undertake any material obligation other than in the ordinary course of business; and

6.2	Party B shall make every effort to develop Party C’s business and ensure the compliance of Party C’s operations with PRC Laws. Party B shall not perform any action or inaction that is detrimental to Party C’s assets or reputation or affects the validity of Party C’s Business Permit.

6.3	Party C shall notify Party A in a timely manner of any circumstance that may have material adverse effect on the existence, business operation, financial condition, assets or reputation of Party C and shall take all measures agreed by Party A to eliminate the foregoing adverse circumstance in a timely manner.

6.4	Party B shall immediately notify Party A of any actual or probable litigation, arbitration or administrative proceeding relating to the Corporate Equity held by it and shall take all measures agreed by Party A to deal with the foregoing litigation, arbitration or administrative proceeding in a timely manner.

6.5	Party B shall execute all such documents, take all such actions and file all such complaints or make such defense against all claims as necessary for maintaining its ownership of the Corporate Equity.

6.6	Party B shall, upon Party A’s request, appoint any person designated by Party A as Party C’s director.

6.7	If Party A gives an Exercise Notice relating to the transfer of the Corporate Equity,

6.7.1	Party B shall immediately convene a meeting of the shareholders assembly of Party C, adopt a resolution of the shareholders assembly and take other necessary measures (including causing Party C’s executive director or board of directors to vote in favor of the same) to approve Party B’s transfer of Equity to the Transferee at the Transfer Price, and waive its right of first refusal, if any, in another Party B’s transfer of equity;

6.7.2	Party B shall immediately enter into an equity transfer agreement with the Transferee to transfer the Equity to the Transferee at the Transfer Price, and shall, as required by Party A and in accordance with laws, provide necessary assistance (including providing or executing all relevant legal instruments, applying for and completing necessary government approval or registration procedures, and undertaking all other relevant obligations) so that the Transferee is able to receive the Equity, and shall ensure there is no Encumbrance on the Equity.

6.8	If Party B receives any profit distribution, dividend or bonus in any form from Party C, Party B undertakes to return the same (less taxes paid) to Party A in a timely manner;

6.9	If Party B receives any payment upon the transfer of Party C’s equity or any distribution upon Party C’s liquidation, and the amount of such payment or distribution is larger than the amount of borrowings owed by Party C to Party A under relevant borrowing agreement, Party B shall return to Party A the balance remaining after the deduction of relevant taxes, charges and borrowings.

6.10	For the purpose of practically ensuring the exercise of Party A’s Equity Option, Party B agrees when executing the Agreement to sign another three copies of blank Equity Transfer Agreement, which shall be delivered to Party C for custody so that Party A may receive corresponding equity pursuant to such agreement in the event that Party B fails to perform the Agreement in a timely manner.

7.	Party C’s Undertakings

7.1	Party C hereby undertakes:

7.1.1	If any consent, approval, exemption, authorization, registration or application is required to be obtained from or made with any third party or government department in connection with the execution and performance of the Agreement and the grant of the Equity Option or Asset Option, Party C shall make every effort to provide assistance.

7.1.2	Without Party A’s prior written consent, Party C shall not assist or allow Party B to transfer or otherwise dispose of any Corporate Equity or to create any Encumbrance on the Corporate Equity.

7.1.3	Without Party A’s prior written consent, Party C shall not transfer or otherwise dispose of any of Party C’s Material Assets (except in the daily course of business) nor create any Encumbrance on any of Party C’s assets.

7.1.4	Party C shall not commit, nor allow the commission of, any act likely to have an adverse effect on Party A’s interest hereunder, including without limitation acts set forth in Section 6.1.

7.1.5	Without Party A’s prior written consent, Party C shall in no way supplement or modify Party C’s articles of association to increase or reduce Party C’s Registered Capital or otherwise change the structure of Party C’s Registered Capital.

7.1.6	Party C shall maintain its existence and asset value and cautiously and effectively operate its business and handle its affairs according to good financial and commercial standards and practices, and shall not perform any action or inaction that is sufficient to affect its state of operation and asset value.

7.1.7	Without Party A’s prior written consent, Party C shall not execute nor cause its Subsidiaries to enter into any material contract (except in the ordinary course of business). For the purpose of this Section 7.1.7, a contract that involves an amount of more than RMB 300,000 is a material contract.

7.1.8	Party C shall, upon Party A’s request, provide Party A with all materials relating to Party C’s operating and financial conditions.

7.1.9	If required by Party A, Party C shall purchase from the insurer acceptable by Party A and maintain insurance relating to its assets and business, the coverage and type of which shall correspond to those purchased and maintained by companies operating similar business.

7.1.10	Without Party A’s prior written consent, Party C shall not merge or combine with any Person nor acquire or invest in any Person.

7.1.11	Party C shall immediately notify Party A of any actual or probable litigation, arbitration or administrative proceeding relating to Party C’s assets, business or revenue.

7.1.12	Party C shall execute all such documents, take all such actions and file all such complaints or make such defense against all claims as necessary or appropriate for maintaining Party C’s ownership of or other rights in all of its assets.

7.1.13	Without Party A’s prior written consent, Party C shall not distribute any dividend or bonus to Party B in any form.

7.1.14	Party C shall, as required by Party A, appoint any person designated by Party A as Party C’s director.

7.2	If Party A gives an Exercise Notice relating to the transfer of the Corporate Assets,

7.2.1	Party C shall immediately procure the convening of a meeting of the shareholders assembly, the adoption of a resolution of the shareholders assembly and the taking of other necessary measures to approve Party C’s transfer of Assets to the Transferee at the Transfer Price;

7.2.2	Party C shall immediately enter into an asset transfer agreement with the Transferee to transfer the Assets to the Transferee at the Transfer Price, and shall, as required by Party A and in accordance with PRC Laws, provide necessary assistance (including providing or executing all relevant legal instruments, applying for and completing necessary government approval or registration procedures, and undertaking all other relevant obligations) so that the Transferee is able to receive the Assets, and shall ensure there is no Encumbrance on the Assets.

7.3	Party C shall return to Party A considerations paid by reason of Party A’s purchase of all or part of Party C’s assets (which constitute a portion of Party A’s revenue): 1) as the service charge under the Exclusive Management Consulting and Technical Service Agreement; 2) with Party A’s prior approval, as a dividend distributed to Party B, which will be returned to Party A in accordance with the Agreement; or 3) as follows: if Party B receives any of Party C’s property or assets upon Party C’s liquidation or termination of operation, Party B will return such property or asset to Party A in accordance with the Agreement.

8.	Effect and Termination of Agreement

8.1	The Agreement is executed on, and comes into effect as of, the date first indicated above. The Agreement shall terminate upon the lawful transfer of all Corporate Equity or all Corporate Assets to the Transferee.

8.2	Party B or Party C shall not terminate the Agreement early unless Party A is grossly negligent or fraudulent towards Party B or Party C. Notwithstanding the foregoing, Party A may terminate the Agreement by a 30-day written notice to Party B or Party C at any time.

8.3	The Agreement may be terminated with the unanimous written consent of the Parties.

8.4	The Parties’ rights and obligations under Sections 9 and 10 will survive the termination of the Agreement.

8.5	If Party B transfers all the Corporate Equity it holds to a third party with Party A’s prior written consent, such Party B will no longer be a party hereto; provided that the rights and obligations of the other Parties hereunder shall not be adversely affected.

9.	Liability for Breach and Indemnity

9.1	If either Party (“Breaching Party”) violates any provision of the Agreement or fails or delays to perform any obligation hereunder, it will be deemed to have breached the Agreement (“Breach”). Any other Party (“Non-Breaching Party”) will have the right to require the Breaching Party to correct the Breach or take relief measures within a reasonable period of time. If the Breaching Party fails to take relief measures which are necessary or reasonably required by the Non-Breaching Party within 10 days after the receipt of a notice from the Non-Breaching Party or any other period of time required by the Non-Breaching Party, the Non-Breaching Party shall be entitled to take the following actions at its sole discretion:

9.1.1	Where Party B or Party C is the Breaching Party, Party A shall be entitled to terminate the Agreement and require the Breaching Party to indemnify for all direct and indirect losses (including the loss of expected profit) incurred by Party A by reason of such Breach;

9.1.2	If Party A is the Breaching Party, the Non-Breaching Party shall be entitled to require the Breaching Party to indemnify for losses incurred by the Non-Breaching Party. Unless otherwise provided by laws, the Non-Breaching Party shall under no circumstance have the right to terminate the Agreement.

9.2	Party B and Party C shall severally and jointly hold harmless and indemnify Party A against and from any direct and indirect loss (including loss of profit), damage, liability or expense (including lawyer’s fee) incurred by Party A by reason of any litigation, arbitration, claim or other demand against Party A arising or resulting from Party A’s execution or performance of the Agreement, unless such loss, damage, liability or expense is caused through Party A’s gross negligence or willful act.

10.	Governing Law and Dispute Resolution

10.1	The execution, effect, construction, performance, modification and termination of, and the resolution of disputes arising from or relating to, the Agreement shall be governed by laws of the People’s Republic of China.

10.2	Any dispute arising from the construction and performance of the Agreement shall be first resolved by the Parties through friendly consultation. If such a dispute fails to be resolved within 30 days after a Party gives the other Parties a written notice demanding resolution of the same through consultation, any Party may refer the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules. The arbitral proceedings shall be conducted in Shanghai and in Chinese. The arbitral award shall be final and binding upon the Parties.

10.3	Where any dispute arises from the construction and performance of the Agreement or is pending arbitration, the Parties shall continue to exercise other rights hereunder and perform other obligations hereunder except for the disputed matters.

11.	Miscellaneous

11.1	The Agreement is made in four copies, with each Party holding one copy, and all copies shall have equal effect.

11.2	The rights, powers or reliefs granted to a Party by any provision hereof shall not preclude other rights, powers or reliefs granted to such Party by laws and other provisions hereof. In addition, a Party’s exercise of any of its rights, powers and reliefs shall not prevent its exercise of any other right, power and relief.

11.3	Any Party may waive its rights under any term or condition hereof; provided that such waiver shall be in writing and signed by the Parties. A Party’s failure or delay to exercise any right, power or relief it has in accordance with the Agreement or laws (“Due Right”) will not be deemed as its waiver of such Due Right; a Party’s waiver or partial exercise of a certain Due Right will not prevent it from exercising such Due Right in any other manner or from exercising other Due Rights.

11.4	If any provision or provisions of the Agreement is held to be invalid, unlawful or unenforceable in any respect in accordance with any laws or regulations, the validity, lawfulness or enforceability of the remaining provisions of the Agreement shall not be affected or impaired in any respect. The Parties shall through consultation strive to replace those invalid, unlawful or unenforceable provisions with valid provisions to the maximum extent permitted by laws and expected by the Parties, which shall have economic effect as similar as possible to those invalid, unlawful or unenforceable provisions.

11.5	Any supplement to or modification of the Agreement must be in writing.

11.6	Party A may assign its rights or obligations hereunder to a third party without the consent of Party B or Party C; provided that Party A shall notify Party B and Party C of such assignment. Without Party A’s prior written consent, Party B and Party C shall not assign any right or obligation hereunder to any third party. The successors or permitted assignees, if any, of Party B and Party C shall continue to perform the obligations of Party B and Party C hereunder.

11.7	The Agreement shall be binding upon the legal successors of the Parties.

11.8	The Parties agree to promptly execute such documents and take such further actions as necessary for the performance of the provisions hereof and for the purpose of the Agreement.

11.9	Each Party shall be liable for any and all taxes, expenses and charges incurred by or imposed on such Party in accordance with PRC Laws by reason of its preparation and execution of the Agreement and transfer agreements and its consummation of transactions contemplated by the Agreement and transfer agreements.

11.10	If at any time Party A deems that it is in violation of PRC Laws to continue to perform the Agreement or to retain the Equity Option or Asset Option hereunder or to purchase the Corporate Equity or Corporate Assets in pursuance of the Agreement by reason of any enactment or modification of PRC Laws, any change in the construction or application of PRC Laws, or any change in the applicable registration procedures, Party B and Party C will, as required by Party A in writing, immediately take all such actions and execute all such agreements and documents as required to maintain the Agreement and the Equity Option and Asset Option as far as possible, and warrant that the Corporate Equity and Corporate Assets may be purchased in pursuance of the provisions hereof or otherwise.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign this Exclusive Call Option Agreement with immediate effect on the date first indicated above.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign this Exclusive Call Option Agreement with immediate effect on the date first indicated above.

Ye Jianhui	
Chen Henglong	
Xinyu Xingcaitong Growth 2 Investment Partnership, LLP	深圳市星财通资产管理有限公司
Xinyu Xingcaitong Growth 1 Investment Partnership, LLP	深圳市星财通资产管理有限公司
Yao Ting	
Xu Huajian	
Jin Peiyao	
Hu Wenbin	
Zhong Lina	
Lu Xiaohai	
Liu Yihan	
Xie Yanhong	
Chen Yanwen

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign this Exclusive Call Option Agreement with immediate effect on the date first indicated above.